Exhibit 99.1

Palantir Reports Revenue Growth of 26% Y/Y for Q2 2022, US Commercial Revenue Up 120% Y/Y in Q2 2022

8/8/2022

DENVER — (BUSINESS WIRE) — Palantir Technologies Inc. (NYSE:PLTR) today announced financial results for the second quarter ended June 30, 2022.

Q2 2022 Highlights

•	Revenue grew 26% year-over-year to $473 million

•	US revenue grew 45% year-over-year to $290 million

•	Commercial revenue grew 46% year-over-year

•	US commercial revenue grew 120% year-over-year

•	US government revenue grew 27% year-over-year

•	US commercial customer count increased 250% year-over-year, from 34 customers in Q2 2021 to 119 customers in Q2 2022

•	Total contract value (“TCV”) closed of $792 million, including US TCV closed of $588 million

•	Loss from operations of $(42) million, representing a margin of (9)%, up 3,000 basis points year-over-year

•	Adjusted income from operations of $108 million, representing a margin of 23%

•	Cash from operations of $62 million, representing a 13% margin

•	Adjusted free cash flow of $61 million, representing a 13% margin

Q2 2022 TTM Highlights

•	US revenue of $1.04 billion on a trailing-twelve-months (“TTM”) basis

•	Cash from operations of $292 million, representing a 17% margin

•	Adjusted free cash flow of $314 million, representing an 18% margin

Q2 2022 Financial Summary

(Amounts in thousands, except percentages and per share amounts)	Second Quarter
	Amount
Revenue	$473,010
Year-over-year growth	26%

	Amount	Margin
Loss from Operations	$(41,745)	(9)%
Adjusted Income from Operations	$107,849	23%
Cash from Operations	$62,431	13%
Adjusted Free Cash Flow	$60,906	13%
Net Loss	$(179,329)
Adjusted Net Income	$(21,120)
Adjusted EBITDA	$112,744	24%
GAAP Net Loss Per Share, Diluted	$(0.09)
Adjusted Loss Per Share, Diluted	$(0.01)

Outlook

For Q3 2022, we expect revenue of between $474 - $475 million and adjusted income from operations of $54 - $55 million.

For full year 2022, we now expect revenue of between $1.9 - $1.902 billion and adjusted income from operations of $341 - $343 million. This revised guidance excludes any new major U.S. government awards and we believe this to be the base case.

Earnings Webcast

A live public webcast will be held at 6:00 a.m. MT / 8:00 a.m. ET today to discuss the results for our second quarter ended June 30, 2022 and financial outlook. The webcast can be accessed by registering online at https://palantir.events/palantir-2022-q2. A replay of the webcast will be available at https://investors.palantir.com following the event.

An investor presentation, including supplemental financial information and reconciliations of certain non-GAAP measures to their nearest comparable GAAP measures, will be available through Palantir’s Investor Relations website at https://investors.palantir.com, as well as a letter from our Chief Executive Officer, which will be available through Palantir’s website at https://www.palantir.com.

Forward-Looking Statements

This press release and statements on our earnings webcast contain “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding our financial outlook, product development, distribution, and pricing, expected benefits of and applications for our software platforms, business strategy, and plans (including strategy and plans relating to our sales and marketing efforts, sales force, partnerships, and customers), investments in our business, market trends and market size, opportunities (including growth opportunities), our expectations regarding our recent and potential investments in, and commercial contracts with, various entities, including special purpose acquisition companies and other privately-held or publicly-traded companies, our expectations regarding macroeconomic events, and positioning. These forward-looking statements are made as of the date they were first issued and were based on current expectations, estimates, forecasts, and projections as well as the beliefs and assumptions of management. Words such as “guidance,” “expect,” “anticipate,” “should,” “believe,” “hope,” “target,” “project,” “plan,” “goals,” “estimate,” “potential,” “predict,” “may,” “will,” “might,” “could,” “intend,” “shall,” and variations of these terms or the negative of these terms and similar expressions are intended to identify these forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond our control. Our actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to risks detailed in our filings with the Securities and Exchange Commission (the “SEC”), including in our annual report on Form 10-K for the fiscal year ended December 31, 2021 and other filings and reports that we may file from time to time with the SEC, including our quarterly report on Form 10-Q for the fiscal quarter ended June 30, 2022. In particular, the following factors, among others, could cause our results to differ materially from those expressed or implied by such forward-looking statements: our ability to successfully execute our business and growth strategy; the sufficiency of our cash and cash equivalents to meet our liquidity needs; the demand for our platforms in general; our ability to increase our number of new customers and revenue generated from customers; our ability to realize some or all of the total contract value of customer contracts as revenue, including any contractual options available to customers or contractual periods that are subject to termination for convenience provisions; our long and unpredictable sales cycle; our ability to successfully grow our direct sales force and to successfully execute our channel sales and other strategic initiatives with third parties; our ability to retain and expand our customer base; the fluctuation of our results of operations and our key business measures on a quarterly basis in future periods; the seasonality of our business; the implementation process for our platforms, which may be complex and lengthy; our ability to successfully develop and deploy new technologies to address the needs of our existing or prospective customers; our ability to make our platforms easier to install and consume; our ability to maintain and enhance our brand and reputation; our ability to maintain and enhance our culture as our business grows; news or social media coverage about us, including but not limited to coverage that presents, or relies on, inaccurate, misleading, incomplete, or otherwise damaging information; the impact of recent or future global macroeconomic and geopolitical events, such as Russia’s invasion of Ukraine, foreign currency fluctuations, or rising inflation or interest rates in the U.S. and in other countries, on the business and operations of our company or of our existing or prospective customers and partners; and any breach or access to customer or third-party data.

The forward-looking statements included in this press release represent our views as of the date of this press release. We anticipate that subsequent events and developments will cause our views to change. We undertake no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release. Past performance is not necessarily indicative of future results.

Additional Definitions

For the purpose of this press release and our earnings webcast, the value of deals closed and TCV closed each reflect the total contract value of contracts that have been entered into with, or awarded by, our government and commercial customers. Annual contract value (“ACV”) closed is defined as the total value of contracts closed in the period divided by the dollar-weighted average contract duration of those same contracts.

The value of deals closed, TCV closed, and ACV closed include existing contractual obligations and presume the exercise of all contract options available to our customers and no termination of contracts; however, the majority of our contracts are subject to termination provisions, including for convenience, and there can be no guarantee that contracts are not terminated or that contract options will be exercised.

Non-GAAP Financial Measures

This press release and the accompanying tables contain the non-GAAP financial measures adjusted income from operations, which excludes stock-based compensation and related employer payroll taxes; adjusted operating margin; adjusted free cash flow; adjusted free cash flow margin; adjusted earnings before interest, taxes, depreciation, and amortization (“adjusted EBITDA”); adjusted EBITDA margin; adjusted net income; and adjusted earnings (loss) per share (“EPS”), diluted.

We believe these non-GAAP financial measures and other metrics described in this press release help us evaluate our business, identify trends affecting Palantir’s business, formulate business plans and financial projections, and make strategic decisions. We exclude stock-based compensation, which is a non-cash expense, from these non-GAAP financial measures because we believe that excluding this item provides meaningful supplemental information regarding operational performance and provides useful information to investors and others in understanding and evaluating our operating results in the same manner as our management team. We exclude employer payroll taxes related to stock-based compensation as it is difficult to predict and outside of Palantir’s control. Our definitions may differ from the definitions used by other companies and therefore comparability may be limited. In addition, other companies may not publish these or similar metrics. Further, these metrics have certain limitations as they do not include the impact of certain expenses that are reflected in our consolidated statements of operations. For example, adjusted free cash flow does not reflect our future contractual commitments or the total increase or decrease in our cash balances for a given period. Thus, our non-GAAP financial measures should be considered in addition to, not as a substitute for, or in isolation from, measures prepared in accordance with GAAP.

We compensate for these limitations by providing a reconciliation of each of these non-GAAP measures to the most comparable GAAP measure. We encourage investors and others to review our business, results of operations, and financial information in their entirety, not to rely on any single financial measure, and to view these non-GAAP measures in conjunction with the most directly comparable GAAP financial measure.

A reconciliation table of the most comparable GAAP financial measure to each non-GAAP financial measure used in this press release is included at the end of this release. A reconciliation of non-GAAP guidance measures to corresponding GAAP measures is not available on a forward-looking basis without unreasonable effort due to the uncertainty regarding, and the potential variability of, reconciling items that may be incurred in the future, such as stock-based compensation and related employer payroll taxes, the effect of which may be significant.

Available Information

Palantir uses its Investor Relations website at https://investors.palantir.com as a means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD. Accordingly, investors should monitor Palantir’s Investor Relations website, in addition to following our press releases, SEC filings, public conference calls, and webcasts.

About Palantir Technologies Inc.

Foundational software of tomorrow. Delivered today. Additional information is available at https://www.palantir.com.

Contact

Investor Relations

investors@palantir.com

Media

media@palantir.com

Palantir Technologies Inc.

Condensed Consolidated Statements of Operations

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Revenue	$473,010	$375,642	$919,367	$716,876
Cost of revenue (1)	102,224	90,926	196,627	165,037

Gross profit	370,786	284,716	722,740	551,839
Operating expenses:
Sales and marketing (1)	168,875	162,379	329,360	298,476
Research and development (1)	88,171	110,524	176,772	208,995
General and administrative (1)	155,485	157,961	297,792	304,530

Total operating expenses	412,531	430,864	803,924	812,001

Loss from operations	(41,745)	(146,148)	(81,184)	(260,162)
Interest income	1,472	372	2,019	748
Interest expense	(670)	(590)	(1,264)	(2,430)
Other income (expense), net	(135,798)	2,125	(195,668)	(2,769)

Loss before provision for (benefit from) income taxes	(176,741)	(144,241)	(276,097)	(264,613)
Provision for (benefit from) income taxes	2,588	(5,661)	4,611	(2,559)

Net loss	$(179,329)	$(138,580)	$(280,708)	$(262,054)

Net loss per share attributable to common stockholders, basic	$(0.09)	$(0.07)	$(0.14)	$(0.14)

Net loss per share attributable to common stockholders, diluted	$(0.09)	$(0.07)	$(0.14)	$(0.14)

Weighted-average shares of common stock outstanding used in computing net loss per share attributable to common stockholders, basic	2,054,799	1,894,606	2,045,604	1,858,085

Weighted-average shares of common stock outstanding used in computing net loss per share attributable to common stockholders, diluted	2,054,799	1,894,606	2,045,604	1,858,085

(1)	Includes stock-based compensation expense as follows (in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Cost of revenue	$11,211	$24,029	$22,888	$40,006
Sales and marketing	49,405	72,008	98,677	129,294
Research and development	24,978	50,630	51,883	88,504
General and administrative	60,175	86,075	121,644	168,669

Total stock-based compensation	$145,769	$232,742	$295,092	$426,473

Palantir Technologies Inc.

Condensed Consolidated Balance Sheets

(in thousands)

(unaudited)

	As of June 30,	As of December 31,
	2022	2021
Assets
Current assets:
Cash and cash equivalents	$2,358,393	$2,290,674
Restricted cash	28,125	36,628
Accounts receivable, net	265,826	190,923
Marketable securities	99,210	234,153
Prepaid expenses and other current assets	150,885	110,872

Total current assets	2,902,439	2,863,250
Property and equipment, net	47,644	31,304
Restricted cash, noncurrent	28,647	39,612
Operating lease right-of-use assets	211,410	216,898
Other assets	92,198	96,386

Total assets	$3,282,338	$3,247,450

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$56,798	$74,907
Accrued liabilities	187,568	155,806
Deferred revenue	219,441	227,816
Customer deposits	161,026	161,605
Operating lease liabilities	40,909	39,927

Total current liabilities	665,742	660,061
Deferred revenue, noncurrent	34,143	40,217
Customer deposits, noncurrent	15,412	33,699
Operating lease liabilities, noncurrent	216,059	220,146
Other noncurrent liabilities	2,158	2,297

Total liabilities	933,514	956,420
Stockholders’ equity:
Common stock	2,063	2,027
Additional paid-in capital	8,119,876	7,777,085
Accumulated other comprehensive loss	(6,674)	(2,349)
Accumulated deficit	(5,766,441)	(5,485,733)

Total stockholders’ equity	2,348,824	2,291,030

Total liabilities and stockholders’ equity	$3,282,338	$3,247,450

Palantir Technologies Inc.

Condensed Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	Six Months Ended June 30,
	2022	2021
Operating activities
Net loss	$(280,708)	$(262,054)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	9,207	7,999
Stock-based compensation	295,092	426,473
Deferred income taxes	(14)	(2,162)
Non-cash operating lease expense	20,246	14,435
Unrealized and realized (gain) loss from marketable securities, net	201,341	—
Other operating activities	(3,678)	560
Changes in operating assets and liabilities:
Accounts receivable	(75,739)	(83,883)
Prepaid expenses and other current assets	(36,351)	12,770
Other assets	8,087	(7,360)
Accounts payable	(19,985)	14,589
Accrued liabilities	28,850	9,070
Deferred revenue, current and noncurrent	(11,681)	(3,679)
Customer deposits, current and noncurrent	(19,314)	28,668
Operating lease liabilities, current and noncurrent	(17,331)	(15,795)
Other noncurrent liabilities	(114)	—

Net cash provided by operating activities	97,908	139,631
Investing activities
Purchases of property and equipment	(20,673)	(1,405)
Purchases of marketable securities	(89,500)	—
Proceeds from sales of marketable securities	19,009	—

Net cash used in investing activities	(91,164)	(1,405)
Financing activities
Principal payments on borrowings	—	(200,000)
Proceeds from the exercise of common stock options	47,541	376,688
Other financing activities	307	(1,744)

Net cash provided by financing activities	47,848	174,944
Effect of foreign exchange on cash, cash equivalents, and restricted cash	(6,341)	(1,496)

Net increase in cash, cash equivalents, and restricted cash	48,251	311,674
Cash, cash equivalents, and restricted cash - beginning of period	2,366,914	2,128,146

Cash, cash equivalents, and restricted cash - end of period	$2,415,165	$2,439,820

Palantir Technologies Inc.

Reconciliation of GAAP to Non-GAAP Financial Measures

(unaudited)

Non-GAAP Reconciliations

Adjusted Income from Operations and Adjusted Operating Margin (in thousands, except percentages)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Loss from operations	$(41,745)	$(146,148)	$(81,184)	$(260,162)
Add: stock-based compensation	145,769	232,742	295,092	426,473
Add: employer payroll taxes related to stock-based compensation	3,825	30,133	11,331	66,999

Adjusted income from operations	$107,849	$116,727	$225,239	$233,310

Adjusted operating margin	23%	31%	24%	33%
Adjusted Free Cash Flow and Adjusted Free Cash Flow Margin (in thousands, except percentages)
	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Net cash provided by operating activities	$62,431	$22,750	$97,908	$139,631
Add: cash paid for employer payroll taxes related to stock-based compensation	3,933	27,770	13,457	62,572
Less: purchases of property and equipment	(5,458)	(697)	(20,673)	(1,405)

Adjusted free cash flow	$60,906	$49,823	$90,692	$200,798

Adjusted free cash flow margin	13%	13%	10%	28%
Adjusted EBITDA (in thousands)
	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Net loss	$(179,329)	$(138,580)	$(280,708)	$(262,054)
Less: interest income	(1,472)	(372)	(2,019)	(748)
Add: interest expense	670	590	1,264	2,430
Add: other (income) expense, net	135,798	(2,125)	195,668	2,769
Add: provision for (benefit from) income taxes	2,588	(5,661)	4,611	(2,559)
Add: depreciation and amortization	4,895	4,762	9,207	7,999
Add: stock-based compensation	145,769	232,742	295,092	426,473
Add: employer payroll taxes related to stock-based compensation	3,825	30,133	11,331	66,999

Adjusted EBITDA	$112,744	$121,489	$234,446	$241,309

Adjusted Earnings (Loss) Per Share, Diluted (in thousands, except per share amounts)
	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Net loss	$(179,329)	$(138,580)	$(280,708)	$(262,054)
Add: stock-based compensation	145,769	232,742	295,092	426,473
Add: employer payroll taxes related to stock-based compensation	3,825	30,133	11,331	66,999
Add (less): income tax effect and adjustments (1)	8,615	(26,340)	(2,122)	(50,812)

Adjusted net income (loss) attributable to common stockholders, diluted	$(21,120)	$97,955	$23,593	$180,606

Weighted-average shares used in computing GAAP net loss per share, diluted	2,054,799	1,894,606	2,045,604	1,858,085

Adjusted weighted-average shares used in computing adjusted earnings (loss) per share, diluted (2)	2,054,799	2,310,731	2,170,385	2,323,271

Adjusted earnings (loss) per share, diluted	$(0.01)	$0.04	$0.01	$0.08

(1)	Income tax effect is based on long-term estimated annual effective tax rates of 22.2% for the periods ended 2022 and 2021.
(2)

There were no additional dilutive securities included for the three months ended June 30, 2022 and an additional 125 million dilutive securities for the six months ended June 30, 2022 that were excluded from a GAAP perspective due to the Company’s net loss position. There was an additional 416 million and 465 million dilutive securities for the three and six months ended June 30, 2021, respectively, that were excluded from a GAAP perspective due to the Company’s net loss position.